EXHIBIT C

                                   CEDE & CO.
                        c/o The Depository Trust Company
                                  55 Water St.
                               New York, NY 10041


                                        December 14, 2001

CINAR Corporation
105 Rene-Levesque Blvd East #900
Montreal, Quebec
H2L 4S5

Attention: Secretary
--------------------

Cede & Co., the nominee of the Depository Trust Company ("DTC"), is a holder of record of Class B shares of Common stock of CINAR Corporation (the "Company"). DTC is informed by its Participants that on the date hereof the total 3,024,320 of such shares (the "Shares") are credited to Participants' DTC accounts, with the following breakdown by Participant:

      1) Goldman Sachs & Co. (2,338,800 shares of the above-referenced securities credited to its DTC Participant account on the date hereof, all of which are ultimately beneficially owned respectively by its clients, Chap-Cap Partners, L.P. (1,223,600 shares), Highline Capital Partners, L.P. (608,100 shares), Highline Capital Partners QP, LP (124,700 shares), and Highline Capital International, Ltd. (382,400 shares));

      2) ABN AMRO Inc. (485,520 shares credited to ABN AMRO Inc.'s DTC Participant account on the date hereof, all of which it has been represented are ultimately beneficially owned respectively by ABN AMRO Inc.'s clients Palestra Partners, L.P. (234,650 shares), Palestra Partners II, L.P. (207,920 shares), and Palestra International, Ltd. (42,950 shares)); and

      3) Bear Stearns Securities Corporation (200,000 shares credited to Bear Stearns Securities Corporation's DTC Participant account on the date hereof, all of which it has been represented are ultimately beneficially owned respectively by Bear Stearns Securities Corporation's client Crescendo Advisors, LLC (200,000 shares)).

Together, on the date hereof the total 3,024,320 of such shares (the "Shares") credited to Participants' DTC accounts are beneficially owned by Chap-Cap Partners, L.P., Palestra Partners, L.P., Palestra Partners II, L.P., Palestra International, Ltd., Highline Capital Partners, L.P., Highline Capital Partners QP, LP, Highline Capital International, Ltd. and Crescendo Advisors, LLC (the "Beneficial Owners"), all customers of one or several of Participants.

At the request of Participants (on behalf of the Beneficial Owners), Cede & Co., as holder of record of the Shares, has signed the attached requisition for a shareholders meeting of the Company in accordance with the provisions of the Canada Business Corporations Act.

While Cede & Co. has signed the requisition as shareholder of record of the Shares, it does so only at the request of Participants, and only as a nominal party for the true party in interest, the Beneficial Owners. Cede & Co. has no interest in this matter, other than to take those steps which are necessary to ensure that the Beneficial Owners are not denied their rights as the beneficial owners of the Shares, and Cede & Co. assumes no further responsibility in this matter.

Further correspondence on this matter should be directed to:

Robert L. Chapman, Jr.
Man. Member, Chapman Capital L.L.C.
the G.P. of Chap-Cap Partners, L.P.

Tel.: (310) 563-6900 x 222
Fax: (310) 563-6904

with copies directed to both Goldman Sachs & Co., ABN AMRO Inc. and Bear Stearns Securities Corporation.

                                        Yours very truly,


                                        By: /s/ John Colangelo
                                            -----------------------------------
                                            Partner
                                            John Colangelo

                                   CEDE & CO.
                        c/o The Depository Trust Company
                                  55 Water St.
                            New York, New York 10041

To: CINAR Corporation                   Hon. Jack Austin, P.C., O.C.   Ms. Micheline Charest
    1055 Rene-Levesque Blvd East #900   3439 Point Grey Road           1321 Sherbrooke Street West
    Montreal, Quebec                    Vancouver, British Columbia    Montreal, Quebec
    H2L 4S5                             V6R 1A6                        H3G 1J4

    Mr. Barrie Usher                    Mr. Ronald A. Weinberg         Mr. Raymond McManus
    3460 Peel Plaza, Ste. 1612          1321 Sherbrooke Street West    6 Burgundy
    Montreal, Quebec                    Montreal, Quebec               Baie D'Urfe, Quebec
    H3A 2M1                             H3G 1J4                        H9X 3E8

    Ms. Marie-Josee Corbeil             Mr. Pierre H. Lessard          Mr. Lawrence P. Yelin
    704 Pacifique Duplessis             1515 Chemin Kenilworth         800 Place Victoria, Ste. 3400
    Boucherville, Quebec                Mount Royal, Quebec            Montreal, Quebec
    J4B 7R6                             H3R 2S2                        H4Z 1E9

    Mr. Stephen F. Reitman
    4383 Westmount Avenue
    Westmount, Quebec
    H3Y 1W8

Pursuant to Section 143(1) of the Canada Business Corporations Act, as amended, the undersigned, a registered shareholder holding not less than 5% of the issued shares of CINAR Corporation (the "Company") that, at the date of filing of this Requisition, carry the right to vote at the meeting hereby sought to be held, hereby requisitions on behalf of the holders of 3,024,320 of the issued shares of the Company entitled to vote at the meeting sought to be held, the directors of the Company to call forthwith a special meeting (the "Special Meeting") of the shareholders of the Company for the purposes of:

      1) removing from office by ordinary resolution all of the directors of the Company pursuant to Section 109 of the Canada Business Corporations Act;

      2) filling at the Special Meeting all vacancies created by the removal of the directors at the Special Meeting by electing pursuant to section 109(3) of the Canada Business Corporations Act new duly qualified directors who will manage or supervise the management of the Company in a manner that is in the best interests of the Company and the shareholders as a whole and who will be committed to maximize shareholder value, such new directors to serve until the next annual meeting of shareholders; and

      3) transacting such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

Schedule "A" to this Requisition includes information relating to the calling of the Special Meeting. The undersigned requests that this information be included in the documentation to be circulated to the shareholders to convene the Special Meeting.

This Requisition is being made pursuant to the provisions of Section 143 of the Canada Business Corporations Act. In line with this section, the undersigned expects to receive a written response within twenty-one (21) calendar days of your receipt of this Requisition.

Dated 14th day of December, 2001.


CEDE & CO.


By: /s/ John Colangelo
    --------------------------------
    JOHN COLANGELO, PARTNER

                                  SCHEDULE "A"

                               THE REQUISITIONIST


The Requisitionist, Cede & Co., is the registered holder of 0 Variable Multiple Voting Shares and 3,024,320 Limited Voting Shares of the Company representing approximately 7.38%* of the issued shares of the Company that carry the right to vote at the Special Meeting.

The Requisitionist has requisitioned the directors of the Company to call the Special Meeting for the purpose of removing from office all of the directors of the Company and of filling any and all vacancies so created in the board of directors by electing directors to serve until the next annual meeting of the shareholders of the Company. See "Removal of Certain Directors".

* Based on 40,983,970 total shares (both classes) outstanding as of August 31, 2001

                  REMOVAL AND REPLACEMENT OF CERTAIN DIRECTORS

At the Special Meeting, the shareholders will be asked to consider and, if deemed expedient, to adopt an ordinary resolution to remove from office all of the directors of the Company. The Requisitionist has indicated to the Company that they are asking for the removal of these directors, who have served without re-election or appointment since April 21, 1999 in the case of all directors other than Barrie Usher, who was appointed to the board in March 2000, because the directors have not collectively managed or supervised the management of the affairs of the Company in a manner that is in the best interests of the Company or the shareholders as a whole and they have failed to maximize shareholder value.

The following table shows certain information with respect to the existing directors of the Company, each of whom was elected at the annual and special meeting of the shareholders of the Company held on April 21, 1999, other than Mr. Barrie Usher, who became a director in March 2000. Failing their removal from office, the term of office of each of these directors would expire at the next annual meeting of shareholders of the Company.

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NAME AND MUNICIPALITY          DIRECTOR                       NUMBER OF SHARES
    OF RESIDENCE       OFFICE   SINCE   PRINCIPAL OCCUPATION HELD OR CONTROLLED
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[To be completed by the Company.]

No less than half (__) of the votes plus one vote cast by holders of Limited Voting Shares and holders of Variable Multiple Voting Shares voting together will be required for the adoption of this ordinary resolution. The Requisitionists have advised the Company that they will vote in favour of the ordinary resolution at the Special Meeting.